                                                                      Exhibit 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         ____________________________

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

     A National Banking Association                    36-0899825
                                                       (I.R.S. employer
                                                       identification number)

     One First National Plaza, Chicago, Illinois       60670-0126
     (Address of principal executive offices)          (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                         _____________________________

                              Maytag Corporation
              (Exact name of obligor as specified in its charter)

     Delaware                                          42-0401785
     (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                    identification number)


     403 West Fourth Street North
     Newton, Iowa                                      50208
     (Address of principal executive offices)          (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 1st day of April, 1999.


              The First National Bank of Chicago,
              Trustee

              By:  /s/ John R. Prendiville
                   Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                        April 1, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

          In connection with the qualification of an indenture between Maytag Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    The First National Bank of Chicago

                    By:   /s/ John R. Prendiville
                          Vice President

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                     Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                 Dollar Amounts in thousands     C400
                                                                                 RCFD      BIL MIL THOU       -------
                                                                                 ----      ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):    RCFD
                                                                                 ----
     a. Noninterest-bearing balances and currency and coin(1).................   0081        5,585,982          1.a

     b. Interest-bearing balances(2)..........................................   0071        4,623,842          1.b

2.   Securities

     a. Held-to-maturity securities(from Schedule RC-B, column A).............   1754                0          2.a

     b. Available-for-sale securities (from Schedule RC-B, column D)..........   1773       11,181,405          2.b

3.   Federal funds sold and securities purchased under agreements to resell...   1350        9,853,544          3.

4.   Loans and lease financing receivables:                                      RCFD
                                                                                 ----
     a. Loans and leases, net of unearned income (from Schedule RC-C).........   2122       31,155,998          4.a

     b. LESS: Allowance for loan and lease losses.............................   3123          411,963          4.b

     c. LESS: Allocated transfer risk reserve.................................   3128            3,884          4.c
                                                                                 RCFD
     d. Loans and leases, net of unearned income, allowance, and reserve         ----
        (item 4.a minus 4.b and 4.c)..........................................   2125       30,740,151          4.d

5.   Trading assets (from Schedule RD-D)......................................   3545        7,635,778          5.

6.   Premises and fixed assets (including capitalized leases).................   2145          739,925          6.

7.   Other real estate owned (from Schedule RC-M).............................   2150            4,827          7.

8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M) ....................................................   2130          202,359          8.

9.    Customers' liability to this bank on acceptances outstanding............   2155          269,516          9.

10.   Intangible assets (from Schedule RC-M)..................................   2143          291,665         10.

11.   Other assets (from Schedule RC-F).......................................   2160        3,071,912         11.

12.   Total assets (sum of items 1 through 11)................................   2170       74,200,906         12.

------------------
(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date:  12/31/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                     Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

Schedule RC-Continued

                                                                                          Dollar Amounts in
                                                                                              Thousands
                                                                                          -----------------
LIABILITIES
13.  Deposits:                                                                  RCON
     a. In domestic offices (sum of totals of columns A and C                   ----
        from Schedule RC-E, part 1)...........................................  2200         22,524,140          13.a

        (1) Noninterest-bearing(1)............................................  6631         10,141,937          13.a1

        (2) Interest-bearing..................................................  6636         12,382,203          13.a2
                                                                                RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and                ----
        IBFs (from Schedule RC-E, part II)....................................  2200         19,691,237          13.b

        (1) Noninterest bearing...............................................  6631            408,126          13.b1

        (2) Interest-bearing..................................................  6636         19,283,111          13.b2

14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                             RCFD 2800     9,113,686          14

15.  a. Demand notes issued to the U.S. Treasury                                RCON 2840       120,599          15.a

     b. Trading Liabilities(from Schedule RC-D)...............................  RCFD 3548     6,797,927          15.b

16.  Other borrowed money:                                                      RCFD
                                                                                ----
     a. With original maturity of one year or less............................  2332          5,385,355          16.a

     b. With original  maturity of more than one year.........................  A547            327,126          16.b

     c.  With original maturity of more than three years......................  A548            316,411          16.c

17.  Not applicable

18.  Bank's liability on acceptance executed and outstanding..................  2920            269,516          18.

19.  Subordinated notes and debentures........................................  3200          2,400,000          19.

20.  Other liabilities (from Schedule RC-G)...................................  2930          2,137,443          20.

21.  Total liabilities (sum of items 13 through 20)...........................  2948         69,083,440          21.

22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus............................  3838                  0          23.

24.  Common stock.............................................................  3230            200,858          24.

25.  Surplus (exclude all surplus related to preferred stock).................  3839          3,201,435          25.

26.  a. Undivided profits and capital reserves................................  3632          1,695,446          26.a

     b. Net unrealized holding gains (losses) on available-for-sale securities  8434              6,349          26.b

27.  Cumulative foreign currency translation adjustments......................  3284             13,378          27.

28.  Total equity capital (sum of items 23 through 27)........................  3210          5,117,466          28.

29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)....................................  3300         74,200,906          29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that
   best describes the most auditors as of any date during 1996................  RCFD 6724      [N/A        ]     M.1.

1 = Independent audit of the bank conducted in accordance        4 =   Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)

2 = Independent audit of the bank's parent holding company       5 =   Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors

    standards by a certified public accounting firm which
    submits a report on the consolidated holding company         6 =   Compilation of the bank's financial statements by external
    (but not on the bank separately)                                    auditors

3 = Directors' examination of the bank conducted in              7 =   Other audit procedures (excluding tax preparation work)
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by    8 =   No external audit work
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings